                                                                     EXHIBIT 1.1


                                3,500,000 Shares



                               XYLAN CORPORATION

                         Common Stock, $.001 par value



                             UNDERWRITING AGREEMENT



May __, 1996

                                                                    May __, 1996



Morgan Stanley & Co. Incorporated
Alex. Brown & Sons, Incorporated
Deutsche Morgan Grenfell / C.J. Lawrence Inc.
Robertson, Stephens & Company LLC
Wessels, Arnold & Henderson, L.L.C.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Alex. Brown & Sons, International
Deutsche Morgan Grenfell & Co. Limited
Robertson, Stephens & Company LLC
Wessels, Arnold & Henderson, L.L.C.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England, UK

Ladies and Gentlemen:

     Xylan Corporation, a California corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), and certain shareholders of the Company named in Part A of Schedule I hereto (the "Selling Shareholders") propose to sell to the several Underwriters, an aggregate of 3,500,000 shares of the common stock, $.001 par value, of the Company (the "Firm Shares"), of which 400,000 shares are to be issued and sold by the Company (the "Company Shares") and 3,100,000 shares are to be sold by the Selling Shareholders (the "Shareholder Shares"), such amount being set forth opposite such Selling Shareholders' name in Part A of Schedule I hereto.

     It is understood that, subject to the conditions hereinafter stated, 2,800,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") by the Company and the Selling Shareholders in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 700,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") by the Company and the Selling Shareholders in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian

Persons. Of the U.S. Firm Shares, 320,000 are to be issued and sold by the Company (the "U.S. Company Shares") and 1,680,000 are to be sold by the Selling Shareholders (the "U.S. Selling Shareholder Shares"). Of the International Shares, 80,000 are to be issued and sold by the Company (the "International Company Shares") and 620,000 are to be sold by the Selling Shareholders (the
"International Selling Shareholder Shares").   Morgan Stanley & Co.
Incorporated, Alex. Brown & Sons Incorporated, Deutsche Morgan Grenfell / C.J. Lawrence Inc., Robertson, Stephens & Company LLC, and Wessels, Arnold & Henderson, L.L.C., shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Alex. Brown & Sons International, Deutsche Morgan Grenfell & Co. Limited, Robertson, Stephens & Company LLC, and Wessels, Arnold & Henderson, L.L.C., shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     The Company also proposes to sell to the several U.S. Underwriters not more than an additional 525,000 shares of the common stock, $.001 par value, of the Company (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Article III hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, $.001 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." The term "preliminary prospectus" means any preliminary form of the Prospectus. As used herein, the terms "Registration Statement," "Prospectus" and "preliminary prospectus" shall include in each case of the documents, if any, incorporated by reference therein. The terms "supplement" "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the

Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 333-03623) and the Rule 462 Registration Statement, in each case as amended from time to time.


                                       I.

     The Company represents and warrants to each of the Underwriters that:

     (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary (as defined below), taken as a whole.

     (d) Xylan (France) SARL, a French corporation (the "Subsidiary"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. All of the issued shares of capital stock of the Subsidiary (other than director qualifying shares) have been duly and validly authorized and issued, are fully paid and non-assessable, and owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own, directly or indirectly, an interest in any corporation, partnership, business, trust or other entity required to be set forth in Exhibit 21 to the Registration Statement.

     (e) The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary; and any real property and buildings held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary, in each case except as described in or contemplated by the Prospectus.

     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus, neither the Company nor the Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock of the Company and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable federal and state securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

     (h) The Shares to be sold by the Company have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or the Subsidiary, or any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters.

     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus.

     (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and the Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased (except for the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons providing services to the Company or the Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares, at cost upon the occurrence of certain events, such as the termination of employment) any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiary, except in each case as described in or contemplated by the Prospectus (including, but not limited to, draws against the Company's bank credit facility).

     (m) There are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (n) Each of the Company and the Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. Neither the Company nor the Subsidiary has received any notice of proceedings related to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, except as described in or contemplated by the Prospectus.

     (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

     (p) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (q) There is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

     (r) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiary, taken as a whole, except as described in or contemplated by the Prospectus.

     (s) The Company and the Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

     (t) The Company and the Subsidiary owns or possesses, or can acquire on reasonable terms, adequate licenses or other rights to use all material patents, copyrights, trademarks, service marks, trade names, technology and know-how currently employed by them to conduct the business in the manner described in the Prospectus and, except as disclosed in the Prospectus, neither the Company nor the Subsidiary, has received any notice of infringement or conflict with (and neither the Company nor the Subsidiary after inquiry of the individuals listed as officers in the Prospectus, know of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which, if the subject of an unfavorable decision, ruling or finding would result in any material adverse effect upon the Company and the Subsidiary, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company and the Subsidiary referred to in the Prospectus do not, to the best knowledge of the Company or the Subsidiary, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a published patent application filed by any third party, known to the Company or the Subsidiary which could have a material adverse effect on the Company and the Subsidiary, taken as a whole.

     (u) Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

     (v) No material labor dispute with the employees of the Company or the Subsidiary exists, except as described in or contemplated by the Prospectus, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

     (w) Immediately after the sale of the Shares contemplated hereby, [29,069,505] outstanding shares of Common Stock, and all securities convertible into or exercisable or exchangeable for such Common Stock, are subject to agreements (collectively, the "Lock-up Agreements") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus dated March 11, 1996 (the "IPO Prospectus") without the prior written consent of the Company or Morgan Stanley & Co. Incorporated.

     (x) Immediately after the sale of the Shares contemplated hereby, [2,814,244] outstanding shares of such Common Stock, and all securities convertible into or exercisable or exchangeable for such Common Stock, are subject to agreements (collectively, the "12 month Lock-up Agreements") that, subject to certain provisions stated in such agreements, restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 12 months after the date of the IPO Prospectus, but no later than March 13, 1997, without the prior written consent of the Company or Morgan Stanley & Co. Incorporated.

     (y) Pursuant to the terms of that Certain Fourth Registration Rights Agreement dated December 11, 1995 among the Company and the Shareholders, as defined therein (the "Registration Rights Agreement"), 250,000 outstanding shares of Common Stock (excluding the Firm Shareholder Shares and the Additional Shares to be sold by the Additional Selling Shareholders and also excluding Shares subject to the Lock-up Agreement and the 12 month Lock-up Agreements) are subject to agreements (collectively, the "Market Stand-Off Agreements") that, subject to certain provisions stated in the Market Stand-Off Agreements, restrict the holders thereof from selling, or otherwise transferring or disposing of, any of such shares of Common Stock, for a period of 180 days after the effective date of the Registration Statement used in connection with the Company's initial public offering.

     (z) Pursuant to the terms of their agreements under the Company's 1993 Incentive Plan, [5,129,420] currently outstanding options, or shares of Common Stock issued upon exercise of outstanding rights or options and shares of Common Stock issued pursuant to the 1993 Stock Incentive Plan, under the 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan Restricted Holders") and holders of any currently outstanding option under the 1996 Stock Plan, the 1996 Employee Stock Purchase Plan and the 1996 Directors' Stock Option Plan (collectively, the "Option Plans") and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the 1996 Stock Plan, the 1996 Employee Stock Purchase Plan and the 1996 Director's Stock Option Plan have agreed that none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the Company's initial public offering and (ii) the Company has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed on the 1993 Stock Incentive Plan Restricted Holders and pursuant to the 1996 Stock Plan, the 1996 Employee Stock Purchase Plan and the 1996 Director's Stock Option Plan.

     (aa) As of the date the Registration Statement becomes effective, the Common Stock will be authorized for listing on the Nasdaq National Market upon official notice of issuance.

     (bb) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to issuers doing business with Cuba.

                                  II.

          Each of the Selling Shareholders represents and warrants to each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding obligation upon such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and The First National Bank of Boston, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement"), and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate or articles of incorporation or by-laws of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date will have, valid marketable title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

          (e) Delivery of the certificates for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, together with a duly executed stock power transferring such Shares to the Underwriters, will, upon receipt of payment for such Shares, pass marketable title to such Shares to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) All information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading, and all information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in the light of the circumstances under which they were made.

          Each of the Selling Stockholders listed on Part B of Schedule I hereto (the "Insider Selling Stockholders"), severally and not jointly, hereby represent and warrant to each of the underwriters that:

          (g) To the knowledge of each Insider Selling Stockholder after careful review of the Registration Statement, (i) each part of the Registration Statement, when such part became effective, did not contain and each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                                      III.

          On the basis of the representations and warranties contained in this Agreement, but subject to its terms and conditions, the Company hereby agrees to issue and sell the U.S. Company Shares to the several U.S. Underwriters and the Selling Shareholders hereby agree to sell the U.S. Selling Shareholder Shares to the several U.S. Underwriters, in the same proportion as the number of Shareholder Shares are set forth opposite such Selling Shareholder's name in Part A of Schedule I hereto bears to the total number of U.S. Selling Shareholder Shares, and each U.S. Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at $______ per share (the "Purchase Price") the respective number of U.S. Company Shares and U.S. Selling Shareholder Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bear the same proportion to the number of U.S. Company Shares and U.S. Selling Shareholder Shares to be sold by the Company or the Selling

Shareholders, as the case may be, as the number of U.S. Firm Shares set forth in
Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, but subject to its terms and conditions, the Company hereby agrees to issue and sell the International Company Shares to the several International Underwriters and the Selling Shareholders hereby agree to sell the International Selling Shareholder Shares to the several International Underwriters in the same proportion as the number of Shareholder Shares set forth opposite such Selling Shareholder's name in Part A of Schedule I hereto bears to the total number of International Selling Shareholder Shares, and each of the International Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at the Purchase Price the respective number of International Shares (subject to such adjustments to eliminate fractional shares as the International Representatives may determine) that bear the same proportion to the number of International Company Shares and International Selling Shareholder Shares to be sold by the Company or the Selling Shareholders, as the case may be, as the number of International Shares set forth in Schedule III hereto opposite the name of such International Underwriters bear to the total number of International Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the U. S. Underwriters up to 375,000 Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 525,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Article V hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the U.S. Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the IPO Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the Shares to be sold hereunder, (ii) any shares of common stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof described in the Prospectus and (iii) any shares of Common Stock or options to acquire Common Stock issued or sold by the Company pursuant to its Option Plans.

                                  Each of the Selling Shareholders has signed a
Lockup Agreement which is incorporated herein.


                                      IV.

          The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

          Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and
International Underwriters of even date herewith.   Each International
Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.


                                       V.

          Payment for the Firm Shares to be sold by each Seller shall be made to each Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters, at the office of Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025, at 7:00 A.M., local time, on May __, 1996, or at such other time on the same or such other date, not later than June __, 1996, as shall be designated in writing by you. The time and date of each such payment are hereinafter referred to as the Closing Date.

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several underwriters at the office of Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025, at 7:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred
to) as shall be designated in a written notice from the U.S. Representatives or their counsel to the Company of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than July __, 1996 as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the Option Closing

Date.     The notice of the determination to exercise the option to purchase
Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.


                                      VI.

          The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiary, taken as a whole, from that set forth in the Registration Statement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in clause (a) (i) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Shareholders (or by their attorney-in-fact on their behalf), to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     (d) You shall have received on the Closing Date an opinion of Venture Law Group, counsel for the Company, dated the Closing Date, to the effect that

       (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole;

       (ii) to such counsel's knowledge, the Company's only subsidiary is Xylan (France) SARL;

       (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

       (iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, non-assessable, and to such counsel's knowledge, fully paid;

       (v) the Shares to be sold by the Company have been duly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights set forth in the Articles of Incorporation or Bylaws of the Company or other material agreement of the Company which is filed as an Exhibit to the Registration Statement;

       (vi) the Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company hereunder. This Agreement has been duly authorized, executed and delivered by the Company;

       (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (provided that such counsel need express no opinion with respect to the securities or Blue Sky laws of the various states) or the Articles of Incorporation or Bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument known to such counsel binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and, to such counsel's knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares;

       (viii) the statements (1) in the Prospectus under the captions "Risk Factors --Shares Eligible for Future Sale," "Dividend Policy," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and with respect to the description of this Agreement "Underwriters" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

       (ix) to such counsel's knowledge, there is no legal, regulatory or governmental proceeding pending or threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

       (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

       (xi) except as disclosed in the Prospectus, to such counsel's knowledge, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

          (xii) to such counsel's knowledge: (A) based solely on oral advice from the Commission, the Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (B) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and

          (xiii) based solely on oral advice from the National Association of Securities Dealers, Inc. the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market.

     In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed; provided, such counsel may state they have not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus.

     Such counsel shall also state that based upon its participation as described in the preceding paragraph, (i) they believe each document filed pursuant to the Exchange Act and incorporated by reference into the Prospectus (except for Financial Statement and Schedules and other financial data derived therefrom as to which they express no belief) complied when so filed as to form in all material respect with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) they believe that the Registration Statement and the Prospectus (except for financial statements, and schedules and other financial and statistical data derived therefrom as to which they need express no belief) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (iii) they confirm that nothing has come to the attention of such counsel which leads such counsel to believe that (except for financial statements, and schedules and other financial and statistical data derived therefrom as to which they need express no belief) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements, and schedules and other financial and statistical data derived therefrom as to which they need express no belief) the Prospectus, as of its date and such date or dates as such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) You shall have received on the Closing Date a letter from Lyon & Lyon special patent counsel to the Company, dated the Closing Date, to the effect that:

     Such counsel believes that the statements in the Prospectus under the captions "Risk Factors -- Dependence on Proprietary Technology; Pending Intellectual Property Litigation" and "Business -- Proprietary Rights; Pending Intellectual Property Litigation", but only to the extent that they relate to the description of the Ascom Timeplex litigation (the "Intellectual Property Portions"), included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) You shall have received on the Closing Date an opinion from Venture Law Group, counsel for the Selling Shareholders, dated the Closing Date, to the effect that

       (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

       (ii) the execution and delivery by each of the Selling Shareholders of, and the performance by each of the Selling Shareholders of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder (if such Selling Shareholder is a corporation) will not contravene any provision of applicable law, or the certificates or articles of incorporation or bylaws of such Selling Shareholder, or, to such counsel's knowledge, any material agreement or other material instrument binding upon such Selling Shareholder and known to such counsel or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and, to such counsel's knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

       (iii) each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law or contract, to enter into this Agreement, the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder and, to such counsel's knowledge, such sale, transfer and delivery is not subject to any right of first refusal or other contractual restriction;

       (iv) each of the Custody Agreement and the Power of Attorney of each of the Selling Shareholders has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

       (v) delivery of the certificates for the Shares to be sold by each of the Selling Shareholders pursuant to this Agreement, together with a duly executed stock power transferring such Shares to the U.S. Underwriters, will, upon payment therefor, transfer marketable title to such Shares to the U.S. Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances; assuming for the purposes of such opinion that the U.S. Underwriters are purchasing such Shares in good faith and without notice of any defect in the title of such Selling Shareholder to the Shares being purchased from such Selling Shareholder.

     (g) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock"), (x) and Clauses (ii) and (iii) of the last subparagraph of paragraph (d) above and to the effect that the statements in the Prospectus under "Underwriters," insofar as such statements constitute a summary of this Agreement, fairly present the information called for with respect to such Agreement.

     With respect to the last subparagraph of paragraph (d) above, Venture Law Group and Wilson Sonsini Goodrich & Rosati may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to paragraph (f) above, counsel for the Selling Shareholders may rely upon an opinion or opinions of counsel for such Selling Shareholders and, as to matters of fact, to the extent such counsel deems appropriate, upon the representations of such Selling Shareholders contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholders and in other documents and instruments; provided, however, that (A) each such counsel for the
                           --------
Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) counsel for the Selling Shareholders shall state in their opinion that they are justified in relying on each such other opinion.

     The opinions of Venture Law Group and counsel of the Selling Shareholders described in paragraphs (d) and (f) above (and any opinions of counsel for the Selling Shareholders referred to in the immediately preceding paragraph) and the opinion of Lyon & Lyon described in paragraph (e) above shall be rendered to you at the request of the Company or the Selling Shareholders, as the case may be, and shall so state therein.

     (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) The "lock-up" agreements between you and certain shareholders, officers and directors of the Company relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you in connection with the Company's initial public offering, shall be in full force and effect on the Closing Date.

     (j) The shares of Common Stock of the Company shall have received approval for listing, upon official notice of issuance, on the Nasdaq National Market.

     (k) The Company shall have complied with the provisions of paragraph (a) of
Section VII hereof with respect to the furnishing of Prospectuses on the business day following the date of this Agreement.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares and an opinion or opinions of Venture Law Group and a letter or letters from Lyon & Lyon and KPMG Peat Marwick LLP in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters.


                                      VII.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and documents incorporated therein by reference and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 5:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

     (c) If, during such period after the first date of the public offering of the Shares as in the opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) To take all actions reasonably requested by your counsel in connection with the qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.

     (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of (i) all reports to its shareholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

       (g) To apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (h) To use its best efforts to obtain and maintain in effect the quotation of the Shares on the Nasdaq National Market and to take all necessary steps to cause the Shares to be included on the Nasdaq National Market as promptly as practicable and to maintain such inclusion for a period of three years after the date hereof or until such earlier date as the Shares shall be listed for regular trading privileges on the Nasdaq National Market or another national securities exchange approved by you.

     (i) To comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

     (j) To comply with all provisions of all undertakings contained in the Registration Statement.

     (k) Prior to the Closing Date or any Additional Closing Date, as the case may be, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties or assets, or this offering, without your prior written consent.

     (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (m) The Company agrees: (i) to enforce the terms of the Market Stand-Off provisions contained in the Registration Rights Agreement and the Option Plans (the "Market Stand-Off Provisions"), (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreements, 12 month Lock-up Agreements or the Market Stand-Off Provisions and (iii) upon written request of Morgan Stanley & Co. Incorporated, to release from any Market Stand-Off Provisions or 12 month Lock-Up Agreement those shares of Common Stock held by those holders set forth in such request. In addition, except with the prior written consent of Morgan Stanley & Co. Incorporated, the Company agrees (i) not to amend or terminate, or waive any right under, any Market Stand-Off Provisions, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, the 12 month Lock-up Agreement, or the Market Stand-Off Provisions, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, who is a party to any such agreement or provision to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days or 12 months after the date of the IPO Prospectus, as the case may be, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement, 12 month Lock-up Agreement or Market Stand-Off Provision.

     (n) The Company agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not release any applicable shareholder or option holder from the market standoff provision imposed by the Company pursuant to the terms of the Option Plans earlier than 180 days after the date of the IPO Prospectus.


                                     VIII.

     Each Selling Shareholder agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholders and the fees and expenses of counsel retained by such Selling Shareholders who is not also counsel to the Company. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Selling Shareholders and the Company under this Agreement (except as set forth above), including, but not limited to, all expenses incident to (i) the preparation and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Shares, including any transfer taxes payable in connection with the issuance and sale of the Company Shares to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under state securities or Blue Sky laws in accordance with the provisions of paragraph (d) of Article VII hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement (including all exhibits thereto) and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., made in connection with the offering of the Shares,
(viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) the listing of the Common Stock on the Nasdaq National Market and (x) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement; provided,
                                                                --------
however, that each Selling Shareholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Shareholders bears to the total number of Shares sold) of all underwriting discounts and commissions.


                                      IX.

     The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     Each Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to such Selling Shareholders in reliance upon and in conformity with written information relating to such Selling Shareholders furnished to the Company by or on behalf of such Selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement, the directors and officers of any Selling Shareholder, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with, or is controlled by, the Company or the Selling Shareholders from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or are under common control with, or are controlled by, any Underwriter, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section or are under common control with, or are controlled by, the Company and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section or are under common control with, or are controlled by, any Selling Shareholder, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such controlling persons of the Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders in the Powers of Attorney. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason
of such settlement or judgment.   Notwithstanding the foregoing sentence, if at
any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first, second or third paragraph of this Article IX is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the applicable Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or
omission.   The Underwriters' respective obligations to contribute pursuant to this Article IX are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article IX were determined by pro
                                                                         ---
rata allocation (even if the Underwriters were treated as one entity for such
- ----
purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IX, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such
fraudulent misrepresentation.   The remedies provided for in this Article IX are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The aggregate liability of the Selling Shareholders under the representations and warranties contained in Article II(f), and (g) with respect to the Insider Selling Shareholders, hereof and under the indemnity, contribution and reimbursement agreements contained in Article IX hereof shall be limited to each Selling Shareholder to an amount equal to the proceeds received by such Selling

Shareholders (net of the underwriting discount) from the Underwriters for the sale of the Shares sold by such Selling Shareholder.

     The indemnity and contribution provisions contained in this Article IX and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholders or any person controlling the Selling Shareholders, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.


                                       X.

     This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                      XI.

     This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the
                                  --------
number of Shares
that any Underwriter has agreed to purchase pursuant to Article III be increased pursuant to this Article XI by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, and the Sellers (or, in the case of the Option Closing Date, you and the Company) for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                           Very truly yours,

                           Xylan Corporation

                           By
                              -------------------------------------
                              C. Stephen Cordial
                              Vice President and Chief Financial Officer

                           The Selling Shareholders named in Schedule I hereto, acting severally

                           By
                              -------------------------------------
                              C. Stephen Cordial
                              Attorney-in-Fact

Accepted, May   , 1996
              --
Morgan Stanley & Co. Incorporated
Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell / C.J. Lawrence Inc.
Robertson, Stephens & Company LLC
Wessels, Arnold & Henderson, L.L.C.


Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By Morgan Stanley & Co. Incorporated

By
   ------------------------------------------

Morgan Stanley & Co. International Limited
Alex. Brown & Sons International
Deutsche Morgan Grenfell & Co. Limited
Robertson, Stephens & Company LLC
Wessels, Arnold & Henderson, L.L.C.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule
III hereto.

By Morgan Stanley & Co. International Limited

By
   ------------------------------------------

                                   SCHEDULE I
                                   ----------


Part A.   Selling Shareholders.
- ------    ---------------------


                                                       NUMBER OF
                                                 SHAREHOLDER SHARES
 SELLING SHAREHOLDERS                                TO BE SOLD
- ---------------------                            ------------------



[To Come]

                                                          ---------
          Total Firm Shares....................           3,100,000
                                                          =========

Part B.   Insider Selling Shareholders
- ------    ----------------------------

INSIDER SELLING SHAREHOLDERS
- ----------------------------
Yuri Pikover
John Bailey
Douglas Hill

                                  SCHEDULE II
                                  -----------
                               U.S. Underwriters
                               -----------------

                                                             NUMBER
                                                             OF U.S.
                                                           FIRM SHARES
                                                              TO BE
             UNDERWRITER                                    PURCHASED
- ---------------------------------------------------        -----------
Morgan Stanley & Co. Incorporated..................
Alex. Brown & Sons Incorporated....................
Deutsche Morgan Grenfell / C.J. Lawrence Inc.......
Robertson, Stephens & Company LLC..................
Wessels, Arnold & Henderson, L.L.C.................

            Total U.S. Firm Shares.................          2,800,000
                                                             =========

                                  SCHEDULE III
                                  ------------
                           International Underwriters
                           --------------------------

                                                              NUMBER OF
                                                            INTERNATIONAL
                                                               SHARES
                 UNDERWRITER                               TO BE PURCHASED
- ---------------------------------------------------        ----------------
Morgan Stanley & Co. International Limited.........
Alex Brown & Sons Intenational.....................
Deutsche Morgan Grenfell & Co. Limited.............
Robertson, Stephens & Company LLC..................
Wessels, Arnold & Henderson, L.L.C.................

         Total International Shares................                700,000
                                                                   =======